Exhibit 99.1

comScore Reports Third Quarter 2012 Results

Exceeds high end of third quarter revenue and adjusted EBITDA guidance

RESTON, VA – November 1, 2012 – comScore, Inc. (NASDAQ: SCOR), a leader in measuring the digital world, today announced financial results for the third quarter of 2012.

In the third quarter of 2012, comScore reported quarterly revenue of $64.3 million, an increase of 9% over the third quarter of 2011. Revenue growth compared to the third quarter of 2011 was adversely affected by declines in the Company’s advertising copy testing business and by foreign currency fluctuations. Excluding the Company’s advertising copy testing business, which comScore is evaluating for potential divestiture, third quarter revenue measured on a non-GAAP pro forma basis would have increased 13% over the comparable period in 2011.

GAAP loss before income taxes was ($1.7) million and GAAP net loss was ($3.1) million in the third quarter of 2012. This represents a GAAP net loss of ($0.09) per basic and diluted share. Non-GAAP net loss was ($0.7) million, or ($0.02) per diluted share in the third quarter of 2012, compared to non-GAAP net income of $0.21 per diluted share in the third quarter of 2011. Adjusted EBITDA was $11.0 million, or 17% of revenue, as compared to adjusted EBITDA of $10.7 million in the third quarter of 2011. On a non-GAAP pro forma basis that excludes the impact of the copy testing business, adjusted EBITDA increased 7% from a year ago. Reconciliations of the foregoing historical non-GAAP financial measures to the most closely applicable GAAP financial measures are included in the financial tables attached to this press release.

Dr. Magid Abraham, comScore's president and chief executive officer said, “We are pleased that our revenue and adjusted EBITDA results were above our guidance range for the third quarter, largely due to strength of our core product offerings and contributions from newer products such as validated Campaign Essentials (vCE) and Digital Analytix (DAx). We added 45 net new customers in the third quarter, bringing total customer count to 2,114, and our overall renewal rate continued to exceed 90% on a constant dollar basis.”

“We are pleased with our sales momentum and marketplace reaction to our newer products. We recently launched vCE Video, for Video campaign measurement and verification, with endorsement from over 30 industry partners. In addition, we announced vCE Multi-Platform (MP), which represents a major milestone in cross-platform advertising measurement across TV, web and mobile platforms. Additionally, we launched a new website analytics module, DAx Monetization, which allows publishers to leverage viewability and duration data for improved ad placements on their website, in order to optimize viewable inventory and maximize monetization of advertising packages. These new capabilities position us well for the new cross media landscape and the increased industry focus on viewable advertising metrics as the basis for new digital ad currency.

We believe that the combination of our strong client renewal rates and a compelling portfolio of differentiated, globally available products should help drive healthy revenue growth and profitability over the longer term.”

Financial Outlook

comScore’s expectations for the fourth quarter of 2012 are outlined in the table below:

Revenue	$64.0 million to $69.0 million

GAAP (loss) income before income taxes	($3.8) million to ($0.3) million

Adjusted EBITDA*	$9.0 million to $12.5 million

Estimated fully-diluted shares	35.8 million

comScore’s expectations for full year 2012 are outlined in the table below:

Revenue	$250.9 million to $255.9 million

GAAP income (loss) before income taxes	($11.1) million to ($7.6) million

Adjusted EBITDA*	$41.2 million to $44.7 million

Estimated fully-diluted shares	35.4 million

*	Reconciliations of GAAP to non-GAAP measures are set forth in the attachments to this press release.

Due to the high variability and difficulty in predicting certain items that affect GAAP net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of Adjusted EBITDA to net income (loss) on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking Adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachments to this press release.

Given the recent discussion regarding our copy-testing business, we are also providing non-GAAP pro forma revenue and pro forma adjusted EBITDA guidance reconciliations that exclude this business in the attachments to this press release.

Conference Call Information:

Management will provide commentary on the company's results in a conference call on Thursday, November 1, at 5:00 pm ET.

The conference call and replay can be accessed by telephone and webcast as follows:

Call-in Number: 888-679-8033, Pass code 48724225

(International) 617-213-4863, Pass code 48724225

Replay Number: 888-286-8010, Pass code 79503121

(International) 617-801-6888, Pass code 79503121

Webcast (live and replay): http://ir.comscore.com/events.cfm

About comScore

comScore, Inc. (NASDAQ: SCOR) is a global leader in measuring the digital world and preferred source of digital business analytics. For more information, please visit http://www.comscore.com/companyinfo.

Non-GAAP Financial Measures

comScore reports all financial information required in accordance with generally accepted accounting principles (GAAP). comScore believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information because it is useful to understand comScore’s performance, as it excludes non-cash and other charges that many investors believe may obscure comScore’s on-going operating results.

For example, comScore uses non-GAAP net income, which excludes stock-based compensation, amortization of acquired intangible assets, impairment of intangible assets, impairment of marketable securities, costs from acquisitions, restructurings and other non-recurring items, the non-cash deferred tax provision, litigation and related settlement costs, and the purchase accounting impact on acquired deferred revenue. comScore reports non-GAAP EPS (diluted), which uses non-GAAP net income in lieu of GAAP net income in calculating earnings per share. Non-GAAP pro forma revenue excludes the estimated effects of revenue generated from ARS copy-testing products. Adjusted pro forma EBITDA also excludes the estimated effects of operations related to ARS copy-testing products.

In addition, comScore believes that adjusted EBITDA is a useful measure for investors to use to evaluate its operating performance. Adjusted EBITDA comprises non-GAAP net income further adjusted to exclude the cash tax provision, depreciation, interest income (expense) net, and costs not associated with ongoing operations, such as acquisition related, litigation and related settlement costs. A reconciliation of comScore’s GAAP results to these non-GAAP measures is included in the financial tables accompanying this release.

The company believes that adjusted EBITDA is an important indicator of the company's operational strength and the performance of its business because it provides a link between profitability and operating cash flow. Adjusted EBITDA is also widely used by investors and analysts as a supplemental measure to evaluate the overall operating performance of companies in comScore’s industry. comScore’s management also uses adjusted EBITDA extensively as a measure of operating performance because it does not include the impact of items not directly resulting from its core operations. Moreover, the company's management uses the measure for planning purposes, to allocate resources and to evaluate the effectiveness of the company's business strategies and management's performance.

The company believes that excluding certain costs from non-GAAP net income and EPS and from adjusted EBITDA provides a meaningful indication to investors of the expected on-going operating performance of the company. Specifically as it relates to acquisitions and restructurings, the exclusion of these costs reflects the expected benefits realized or to be realized upon the integration of acquired entities into comScore, and the realized benefits of the restructurings.

comScore’s management also uses free cash flow as a non-GAAP measure of the company’s operating cash flow less cash expenditures for capital spending and acquisition-related costs as a key indicator of the company’s operating cash flow performance.

Whenever comScore uses such historical non-GAAP financial measures, it provides a reconciliation of historical non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measure included in the financial tables accompanying this release. Although the company provides a reconciliation of historical non-GAAP financial measures, due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.

These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. The use of certain non-GAAP financial measures requires management to make estimates and assumptions regarding amounts of assets and liabilities and the amounts of revenue and expense during the reporting periods. Significant estimates and assumptions are inherent in the analysis and the measurement of certain elements of non-GAAP financial measures such as the impact of purchase accounting on acquired deferred revenue and the amortization of deferred contract costs associated with acquired deferred revenue. comScore bases its estimates on historical experience and assumptions that it believes are reasonable. Actual results could differ from those estimates.

Cautionary Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, comScore’s expectations as to adoption of new products and services by existing customers; expectations regarding continued growth of its customer base; expectations as to customer renewal rates; expectations regarding the customer reception, impact and financial benefits of, as well as the expected recognition of revenue from, certain products such as Digital Analytix and validated Campaign Essentials products; expectations regarding the possible divestiture or disposal of comScore’s advertising copy testing business, expectations and forecasts of future financial performance, including related growth rates and components thereof; and assumptions related to growth for the fourth quarter and full year of 2012. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: comScore’s ability to generate strong revenue and margin growth in future periods; comScore’s ability to sell new or additional products and attract new customers, as well as longer sales cycles related to newer products such as validated Campaign Essentials, vCE Multi-Platform, Digital Analytix and Digital Analytix Monetization; comScore’s ability to sell additional subscription-based products to customers; comScore’s ability to sell additional products and services to existing customers; comScore’s ability to divest or dispose of its advertising copy testing business; and the volatility of quarterly results and expectations.

For a detailed discussion of these and other risk factors, please refer to comScore’s Annual Report on Form 10-K for the period ended December 31, 2011, Quarterly Report on Form 10-Q for the period ended June 30, 2012 and from time to time other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website (http://www.sec.gov).

Stockholders of comScore are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Contact:

Kenneth Tarpey

Chief Financial Officer

comScore, Inc.

(703) 438-2305

ktarpey@comscore.com

comScore, Inc.

Condensed Consolidated Statements of Operations

(dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Revenues	$64,273	$58,759	$186,839	$169,805

Cost of revenues (excludes amortization of intangible assets; shown below) (1)	21,933	19,560	62,705	56,000
Selling and marketing (1)	22,928	20,330	66,508	58,216
Research and development (1)	8,963	9,219	25,266	25,951
General and administrative (1)	9,400	12,568	28,231	36,863
Amortization of intangible assets	2,385	2,458	7,007	6,886
Impairment of intangible assets	—	—	3,349	—

Total expenses from operations	65,609	64,135	193,066	183,916

Loss from operations	(1,336)	(5,376)	(6,227)	(14,111)
Interest and other (expense) income, net	(174)	(143)	(541)	(356)
Loss from foreign currency	(205)	(342)	(772)	(90)
Gain on sale of marketable securities	—	211	—	211

Loss before income taxes	(1,715)	(5,650)	(7,540)	(14,346)
Income tax (provision) benefit	(1,403)	1,712	(2,636)	1,845

Net loss	$(3,118)	$(3,938)	$(10,176)	$(12,501)

Net loss available to common stockholders per common share:
Basic	$(0.09)	$(0.12)	$(0.31)	$(0.39)
Diluted	$(0.09)	$(0.12)	$(0.31)	$(0.39)
Weighted-average number of shares used in per share calculation - common stock
Basic	33,470,628	32,492,939	33,120,233	31,996,867
Diluted	33,470,628	32,492,939	33,120,233	31,996,867

(1) Amortization of stock-based compensation is included in the line items above as follows:
Cost of revenues	$636	$514	$1,840	$1,582
Selling and marketing	$3,113	$2,291	$8,297	$6,310
Research and development	$504	$536	$1,394	$1,594
General and administrative	$1,911	$2,069	$6,062	$6,955

comScore, Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

	September 30, 2012	December 31, 2011
	(unaudited)	*
Assets
Current assets:
Cash and cash equivalents	$59,147	$38,071
Accounts receivable, net of allowances of $917 and $903, respectively	52,114	64,429
Prepaid expenses and other current assets	11,167	10,379
Deferred tax assets	5,868	6,494

Total current assets	128,296	119,373
Property and equipment, net	30,427	28,272
Other non-current assets	430	347
Long-term deferred tax assets	15,234	16,613
Intangible assets, net	42,727	53,114
Good will	102,336	102,338

Total assets	$319,450	$320,057

Liabilities and stockholders’ equity
Current Liabilities:
Borrowings under revolving credit facility	$4,244	$—
Accounts payable	6,936	10,300
Accrued expenses	21,940	25,891
Deferred revenues	69,824	68,726
Deferred rent	651	1,013
Deferred tax liability	—	155
Capital lease obligations	7,452	6,305

Total current liabilities	111,047	112,390
Deferred rent, long-term	8,580	7,634
Deferred revenue, long-term	728	1,709
Deferred tax liability, long-term	—	183
Capital lease obligations, long-term	5,520	6,676
Other long-term liabilities	980	898

Total liabilities	126,855	129,490
Stockholders’ equity:
Common stock	36	34
Additional paid-in capital	270,627	258,967
Accumulated other comprehensive income	1,159	617
Accumulated deficit	(79,227)	(69,051)

Total stockholders’ equity	192,595	190,567

Total liabilities and stockholders’ equity	$319,450	$320,057

*	Information derived from the audited Consolidated Financial Statements

comScore, Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

	Nine Months Ended September 30,
	2012	2011
	(unaudited)
Operating Activities:
Net loss	$(10,176)	$(12,501)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	10,469	9,808
Amortization of intangible assets	7,007	6,886
Impairment of intangible assets	3,349	—
Provisions for bad debts	1,151	116
Stock-based compensation	17,593	16,441
Amortization of deferred rent	543	(647)
Deferred tax provision (benefit)	1,651	(3,362)
(Gain) Loss on asset disposal	(24)	8
Gain on sale of marketable securities	—	(211)
Changes in operating assets and liabilities:
Accounts receivable	11,540	4,218
Prepaid expenses and other current assets	(847)	(628)
Accounts payable, accrued expenses, and other liabilities	(8,839)	6,183
Deferred revenues	(314)	(8,072)
Deferred rent	25	520

Net cash provided by operating activities	33,128	18,759
Investing activities:
Purchase of property and equipment	(4,960)	(5,899)
Acquisitions, net of cash acquired	—	(4,687)
Sales and maturities of investments	—	2,591

Net cash used in investing activities	(4,960)	(7,995)
Financing activities:
Proceeds from the exercise of common stock options	222	343
Repurchase of common stock	(7,176)	(7,181)
Principal payments on capital lease obligations	(5,113)	(3,879)
Proceeds from financing arrangements	4,131	—
Debt issuance costs	—	(69)

Net cash used in financing activities	(7,936)	(10,786)
Effect of exchange rate changes on cash	844	(312)

Net increase in cash and cash equivalents	21,076	(334)
Cash and cash equivalents at beginning of period	38,071	33,736

Cash and cash equivalents at end of period	$59,147	$33,402

Third Quarter 2012 Supplemental Financial and Business Information

(dollars in millions)

	3Q12	3Q11	Change
Subscription Revenue	$53.5	$50.3	6.4%
Project Revenue	$10.8	$8.5	27.1%
Existing Customer Revenue	$57.7	$52.6	9.7%
New Customer Revenue	$6.6	$6.2	6.5%
International Revenue	$17.3	$15.8	9.5%
Customer Count	2,114	1,924	9.9%

Reconciliation of Loss Before Income Taxes to non-GAAP Net Income and  Adjusted EBITDA

(dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Loss before income taxes	$(1,715)	$(5,650)	$(7,540)	$(14,346)
Deferred tax benefit (provision)	6,604	1,878	(1,651)	3,362
Current cash tax benefit (provision)	(8,007)	(166)	(985)	(1,517)

Net loss	(3,118)	(3,938)	(10,176)	(12,501)
Purchase accounting impact on acquired deferred revenue	—	—	—	1,600
Amortization of intangible assets	2,385	2,458	7,007	6,886
Impairment of intangible assets	—	—	3,349	—
Stock-based compensation	6,164	5,410	17,593	16,441
Costs related to acquisitions, restructuring and other non-recurring items	440	1,771	797	2,334
Costs related to litigation	—	3,282	—	8,725
Gain on sale of marketable securities	—	(211)	—	(211)
Deferred tax (benefit) provision	(6,604)	(1,878)	1,651	(3,362)

Non-GAAP net income (loss)	(733)	6,894	20,221	19,912
Current cash tax (benefit) provision	8,007	166	985	1,517
Depreciation	3,547	3,417	10,469	9,808
Interest Exp (income), net	162	201	499	431

Adjusted EBITDA	$10,983	$10,678	$32,174	$31,668
Adjusted EBITDA margin (%)	17%	18%	17%	19%
EPS (diluted)	$(0.09)	$(0.12)	$(0.31)	$(0.39)
Non-GAAP EPS (diluted)	$(0.02)	$0.21	$0.57	$0.61
Weighted-average number of shares used in per share calculation - common stock
GAAP EPS (diluted)	33,470,628	32,492,939	33,120,233	31,996,867
Non-GAAP EPS (diluted)	33,470,628	33,064,702	35,295,791	32,627,500

Reconciliation of Revenue and Adjusted EBITDA to non-GAAP Pro Forma Revenue and non-GAAP Pro Forma Adjusted

EBITDA(1)

(dollars in thousands)

	Three Months Ended September 30,
	2012			2011
	(unaudited)
	As Reported	Adjustment to Exclude Copy Testing Business(3)	Adjusted	As Reported	Adjustment to Exclude Copy Testing Business(3)	Adjusted
Revenue	$64,273	(2,386)	$61,887	$58,759	(3,849)	$54,910
Adjusted EBITDA(2)	$10,983	(500)	$10,483	$10,678	(860)	$9,818
Adjusted EBITDA margin(%)	17%	21%	17%	18%	22%	18%

	Nine Months Ended September 30,
	2012			2011
	(unaudited)
	As Reported	Adjustment to Exclude Copy Testing Business(3)	Adjusted	As Reported	Adjustment to Exclude Copy Testing Business(3)	Adjusted
Revenue	$186,839	(7,129)	$179,710	$169,805	(12,071)	$157,734
Adjusted EBITDA(2)	$32,174	(1,071)	$31,103	$31,668	(2,198)	$29,470
Adjusted EBITDA margin(%)	17%	15%	17%	19%	18%	19%

(1)	Pro forma revenue and pro forma EBTIDA are adjusted to exclude the Company’s Copy Testing business
(2)	See reconciliation of Adjusted EBITDA
(3)	Adjustments to exclude copy testing business are based on management’s estimates of the revenues and results of operations of comScore’s copy testing products

Reconciliation of GAAP Operating Cash Flow to Free Cash Flow

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Net cash provided by (used in) operating activities	$8,871	$(933)	$33,128	$18,759
Purchase of property and equipment	(1,933)	(1,677)	(4,960)	(5,899)

Free cash flow	$6,938	$(2,610)	$28,168	$12,860

Reconciliation of GAAP Revenue to non-GAAP Revenue and Reconciliation from Loss  Before Income Taxes to Adjusted EBITDA (Guidance)

(dollars in thousands)

Forecasted amounts for the three and twelve month periods ending December  31, 2012 are based on the mid-points of the range of guidance provided herein

The three and twelve month periods ending December 31, 2011 reflect reported results

	Three Months Ended December 31,		Full Year December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Revenue	$66,500	$62,586	$253,400	$232,392
Purchase accounting impact on acquired deferred revenue	—	—	—	1,600

Non-GAAP Revenue	$66,500	$62,586	$253,400	$233,992

Income (loss) before income taxes	(2,050)	$(4,418)	$(9,374)	$(18,764)
Purchase accounting impact on acquired deferred revenue	—	—		1,600
Amortization of acquired intangibles	2,300	2,415	9,307	9,301
Impairment of intangible assets	—	—	3,349	—
Stock-based compensation	6,200	4,819	23,793	21,260
Costs related to acquisitions, restructuring and other non-recurring items	300	1,071	857	3,405
Costs related to litigation	—	2,642	—	11,367
Non-cash settlement of litigation	—	5,175	—	5,175
Gain on sale of investments	—	—	—	(211)
Depreciation	3,800	3,544	14,269	13,352
Interest expense, net	200	180	699	611

Adjusted EBITDA	$10,750	$15,428	$42,900	$47,096

Adjusted EBITDA margin(%)	16%	25%	17%	20%

Estimated Q4 2012 and full year 2012 non-GAAP (Diluted) share count is 35.8M and  35.4M, respectively.

Reconciliation of Revenue and Adjusted EBITDA to non-GAAP Pro Forma Revenue  and non-GAAP Pro Forma Adjusted

EBITDA(1) (Guidance)

(dollars in thousands)

	Three Months Ended December 31,
	2012			2011
	(unaudited)
	As Forecasted	Adjustment to Exclude Copy Testing Business(3)	Adjusted	As Reported	Adjustment to Exclude Copy Testing Business(3)	Adjusted
Non-GAAP Revenue	$66,500	(1,800)	$64,700	$62,586	(3,617)	$58,969
Adjusted EBITDA(2)	$10,750	(100)	$10,650	$15,428	(1,074)	$14,354
Adjusted EBITDA margin(%)	16%	6%	16%	25%	30%	24%

	Twelve Months Ended December 31,
	2012			2011
	(unaudited)
	As Forecasted	Adjustment to Exclude Copy Testing Business(3)	Adjusted	As Reported	Adjustment to Exclude Copy Testing Business(3)	Adjusted
Non-GAAP Revenue	$253,400	(8,929)	$244,471	$233,992	(15,689)	$218,303
Adjusted EBITDA(2)	$42,900	(1,171)	$41,729	$47,096	(3,272)	$43,824
Adjusted EBITDA margin(%)	17%	13%	17%	20%	21%	20%

(1)	Pro forma revenue and pro forma EBTIDA are adjusted to exclude the Company’s copy testing business
(2)	See reconciliation of Adjusted EBITDA
(3)	Adjustments to exclude copy testing business are based on management’s estimates of the revenues and results of operations of comScore’s copy testing products